                                                                    EXHIBIT 99.8



                                                                   INITIAL GRANT

                                 ODETICS, INC.
                    NOTICE OF GRANT OF NON-EMPLOYEE DIRECTOR
                             AUTOMATIC STOCK OPTION

                 Notice is hereby given of the following option grant (the "Option") to purchase shares of the Class A Common Stock of Odetics, Inc. (the "Corporation"):

                 Optionee:______________________________________________________

                 Grant Date:____________________________________________________

                 Exercise Price:  $___________________________________ per share

                 Number of Option Shares: 5,000 shares

                 Expiration Date:_______________________________________________

                 Type of Option:  Nonstatutory Stock Option

                 Date Exercisable:  Immediately Exercisable

                 Vesting Schedule:  The Option Shares shall be fully vested.

                 Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the automatic option grant program under the Odetics, Inc. 1997 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Automatic Stock Option Agreement attached hereto as Exhibit A.

                 Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

                 No Impairment of Rights. Nothing in this Notice or the attached Automatic Stock Option Agreement or in the Plan shall interfere with or otherwise restrict in any way the rights of the Corporation and the Corporation's stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

                 Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Automatic Stock Option Agreement.

________________________, 199__
         Date


                                       ODETICS, INC.


                                       By:_____________________________________

                                       Title:___________________________________



                                       _________________________________________
                                       OPTIONEE

                                       Address:_________________________________

                                       _________________________________________


ATTACHMENTS
Exhibit A - Automatic Stock Option Agreement
Exhibit B - Plan Summary and Prospectus




                                       2.

                                   EXHIBIT A

                        AUTOMATIC STOCK OPTION AGREEMENT

                                   EXHIBIT B

                          PLAN SUMMARY AND PROSPECTUS